UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2025

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

8665 New Trails Drive, Suite 100, The Woodlands, TX 77381
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (281) 364-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange
Depositary shares, each representing 1/20th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01	GTLS.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, Chart Industries, Inc. (“Chart”) announced that Jillian Evanko, Chart’s President and Chief Executive Officer, notified the Board of Directors (the “Board”) of Chart of her decision to resign from her position as President and Chief Executive Officer and from the Board, effective as of January 6, 2026 (the “Transition Date”), in order to pursue other opportunities.

The Board intends to appoint an interim Chief Executive Officer from within the Chart organization in advance of the Transition Date.

On November 16, 2025, Chart and Ms. Evanko entered into a Senior Advisor Agreement (the “Senior Advisor Agreement”), pursuant to which Ms. Evanko (i) will continue to serve as Chart’s Chief Executive Officer and President and as a member of the Board until the Transition Date in accordance with Ms. Evanko’s Amended and Restated Employment Agreement, effective as of June 12, 2018 (the “Evanko Employment Agreement”), and (ii) serve as a non-employee Senior Advisor to Chart following the Transition Date and continuing until the earliest to occur of (a) the consummation of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of July 28, 2025, by and among Chart, Baker Hughes Company, a Delaware corporation (“Baker Hughes”), and Tango Merger Sub, Inc. a Delaware corporation (as may be amended, the “Merger Agreement” and, such transaction contemplated thereby, the “Merger”) and (b) the termination of the Merger Agreement (such period, the “Senior Advisor Term”).

The Senior Advisor Agreement provides, among other things, that (i) during the Senior Advisor Term, Ms. Evanko shall provide consulting services and advice to Chart and the Board related to the Merger and its successful consummation, as well as transition her duties to and assist Chart’s interim Chief Executive Officer and provide such other services as reasonably requested by Chart, (ii) in exchange therefor, and subject to the consummation of the Merger, Chart shall pay Ms. Evanko a one-time cash fee in a lump sum upon and subject to the consummation of the Merger in an amount equal to $1,000,000 per month of the Senior Advisor Term, which shall be pro-rated for any partial months following January 2026 (as well as reimbursement for reasonable business-related expenses incurred as a Senior Advisor, subject to applicable Chart policies); provided, however, that such fee shall in no event (a) be less than $4,000,000 (regardless of the duration of the Senior Advisor Term) or (b) exceed $9,000,000 (regardless of the duration of the Senior Advisor Term), (iii) no additional equity or incentive equity awards shall be granted to Ms. Evanko during the remainder of her employment with Chart or during the Senior Advisor Term, and Ms. Evanko will cease vesting in any equity awards after the Transition Date (including, for the avoidance of doubt, in connection with the Merger), and (iv) Ms. Evanko will remain eligible to receive her annual bonus as provided for in the Evanko Employment Agreement for the 2025 fiscal year (subject to her continued employment through the Transition Date) to the extent earned, but she will not be eligible to receive an annual bonus in respect of the 2026 fiscal year.

The foregoing description of the Senior Advisor Agreement is a summary only and is qualified in its entirety by reference thereto, a copy of which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1. Chart also hereby confirms that Ms. Evanko’s departure is not as a result of any disagreement with Chart on any matter relating to Chart’s operations, policies, or practices.

Additionally, on November 14, 2025, Chart entered into (i) amendments to the employment agreements by and between Chart and each of Herbert Hotchkiss (dated March 26, 2019), Gerry Vinci (dated January 3, 2017) and Joseph Brinkman (dated January 1, 2025) (collectively, the “Employment Agreement Amendments”), and (ii) a new employment agreement with Joseph Belling (the “Belling Employment Agreement” and, together with the Employment Agreement Amendments, the “Employment Agreements”).

Each Employment Agreement Amendment amends the relevant employment agreement to, among other things, (i) increase the cash severance multiple payable to Messrs. Hotchkiss, Vinci and Brinkman from 100% to 200% of each of base salary and the greater of (A) the target annual bonus for the fiscal year of termination and (B) the target annual bonus for the prior fiscal year, and (ii) increase the number of months used to calculate the lump sum payment representing the premium subsidy that Chart otherwise would have paid on the individual’s behalf had the individual remained employed with Chart from 12 months following the date of termination to 24 months following the date of termination, in each case, upon a specified qualifying termination of each such individual within two years following a change in control.

The Belling Employment Agreement replaces in full Mr. Belling’s previously existing letter agreement (dated as of May 30, 2023) and provides for, among other things, upon a specified qualifying termination within two years following a change in control, severance payable to Mr. Belling which consists of (i) 150% of each of his base salary and the greater of (A) the target annual bonus for the fiscal year of termination and (B) the target annual bonus for the prior fiscal year, and (ii) a lump sum payment equal to the premium subsidy that Chart otherwise would have paid on Mr. Belling’s behalf had he remained employed with Chart for 18 months following the date of termination.

With respect to each Employment Agreement, any payments and benefits payable upon a specified qualifying termination within two years following a change in control are subject to the respective individual’s (i) execution and non-revocation of a general release of claims against Chart and its affiliates and (ii) compliance with non-competition, non-solicitation, confidentiality and assignment of intellectual property provisions.

The descriptions contained herein of the Employment Agreements are qualified in their entirety by reference to the full text of the Employment Agreements, which are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 17, 2025, Chart issued a press release (the “Press Release”) announcing Ms. Evanko’s decision to resign. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The matters discussed in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about the plans, strategies, objectives, goals or expectations of Chart. These statements include, but are not limited to, statements about the benefits of the proposed Merger, the expected timing of the completion of the Merger, and other statements that are not historical facts. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “believes,” “projects,” “forecasts,” “intends,” “plans,” and similar expressions. These forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond the control of Chart and Baker Hughes, that could cause actual results to differ materially from those expressed in such statements. Key factors that could cause actual results to differ materially include, but are not limited to, the risks detailed in Chart’s filings with the Securities and Exchange Commission (the “SEC”), including in Chart’s most recent filings on Forms 10-K and 10-Q, factors and matters described herein and in Chart’s Definitive Proxy Statement with respect to the Merger (filed on September 8, 2025), as supplemented, and the following factors: (1) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the businesses and the market price of the common stock of Chart; (2) the failure to obtain, or delays in obtaining, required regulatory approvals from governmental authorities, or the imposition of conditions on such approvals that may have an adverse effect on Chart or Baker Hughes or may cause the parties to abandon the Merger; (3) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require Chart or Baker Hughes to pay a termination fee; (4) the effect of the announcement and pendency of the Merger on Chart’s business relationships, operating results, and business generally, including the risk of potential difficulties in employee retention and the risk of disruption to management’s attention from ongoing business operations; and (5) the risk of litigation related to the Merger. Additional risks and uncertainties are described in the “Risk Factors” sections of Chart’s and Baker Hughes’ most recent Annual Reports on Form 10-K and in subsequent filings with the SEC. The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Chart. Chart does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Senior Advisor Agreement, dated November 16, 2025, by and between Chart and Ms. Evanko.

10.2	First Amendment to Employment Agreement, dated as of November 14, 2025, by and between Chart and Mr. Hotchkiss.

10.3	First Amendment to Employment Agreement, dated as of November 14, 2025, by and between Chart and Mr. Vinci.

10.4	First Amendment to Employment Agreement, dated as of November 14, 2025, by and between Chart and Mr. Brinkman.

10.5	Employment Agreement, dated as of November 14, 2025, by and between Chart and Mr. Belling.

99.1	Press Release, dated November 17, 2025.

104	The cover page from Chart’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

By:	/s/ Herbert G. Hotchkiss
Name:	Herbert G. Hotchkiss
Title:	Vice President, General Counsel, and Secretary

Date: November 17, 2025